September 2013 Issuer Free Writing Prospectus Registration Statement No. 333-178960 Dated September 13, 2013 Filed Pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in International Equities
$            PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Performance Leverage Upside Securities

The Performance Leverage Upside Securities (the “PLUS”) offer leveraged exposure to an equally weighted basket (the “underlying basket”) of common stocks (each, a “basket equity”). The PLUS are for investors who seek an equity basket based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying basket. At maturity, if the value of the underlying basket has decreased below the initial basket value, the investor is fully exposed to the full amount of the negative basket performance. At maturity, if the underlying basket has appreciated, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying basket, subject to the maximum payment at maturity. Accordingly, the PLUS do not guarantee any return of principal at maturity. The PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 15 common stocks (see “Basket Information” on page 16 of this free writing prospectus)
Basket weighting of each basket equity:	6.6667%
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	Approximately September 30, 2013
Original issue date:	Approximately October 3, 2013
Maturity date:	November 4, 2014 (to be determined on the pricing date and expected to be the 3rd scheduled business day after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:	■ If the final basket value is greater than the initial basket value: $10 + leveraged upside payment. In no event will the payment at maturity exceed the maximum payment at maturity.
■ If the final basket value is equal to the initial basket value: $10

■

If the final basket value is less than the initial basket value:
$10 + ($10 × basket return)
This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS. Investors may lose their entire investment.

Basket return:	(final basket value - initial basket value) / initial basket value
Leveraged upside payment:	$10 × leverage factor × basket return
Initial basket value:	100
Final basket value:	The product of (1) the initial basket value of the underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket equities on the valuation date. The weighted performance for each basket equity is the equity return for such basket equity multiplied by the basket weighting.
Initial equity price:	With respect to each basket equity, the closing price for such basket equity on the pricing date, as determined by the calculation agent.
Final equity price:	With respect to each basket equity, the closing price for such basket equity on the valuation date, as determined by the calculation agent.
Equity return:	With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, calculated as follows: (final equity price — initial equity price) / initial equity price
Valuation date:	October 30, 2014 (to be determined on the pricing date and expected to be approximately 13 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Leverage factor:	1.5
Maximum payment at maturity:	$11.225
CUSIP:	90271M401
ISIN:	US90271M4015
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public	Fees and Commissions(1)	Proceeds to Issuer
Per security	$10.00	$0.20	$9.80
Total	$	$	$
(1)	UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.20 per $10.00 stated principal amount of PLUS and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 per $10.00 stated principal amount of PLUS that Morgan Stanley Smith Barney LLC sells. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

The estimated initial value of the PLUS as of the pricing date is expected to be between $9.40 and $9.70 for PLUS linked to a Basket of Equities. The range of the estimated initial value of the PLUS was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the PLUS, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this free writing prospectus.

NOTICE TO INVESTORS: THE PLUS ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE PLUS AT MATURITY, AND THE PLUS CAN HAVE THE SAME DOWNSIDE MARKET RISK AS THE UNDERLYING BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE PLUS IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE PLUS.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 13 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-14 OF THE PRODUCT SUPPLEMENT BEFORE PURCHASING ANY PLUS. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR PLUS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE PLUS.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Additional Information about UBS and the PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Product Supplement dated July 13, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000139340112000232/c318442_690752-424b2.htm

Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “PLUS” refers to the Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Performance Leveraged Upside Securities”, dated July 13, 2012.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Investment Overview
Performance Leveraged Upside Securities

The PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014 can be used:

■	As an alternative to direct exposure to the underlying basket that enhances the return for a certain range of positive performance of the underlying basket; however, by investing in the PLUS, you will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that does not provide for dividends or periodic interest payments is appropriate for you
■	To enhance returns and outperform the underlying basket in a moderately bullish scenario
■	To achieve similar levels of upside exposure to the underlying basket as a direct investment while using fewer dollars by taking advantage of the leverage factor

Maturity:	Approximately 13 months
Leverage factor:	1.5
Maximum payment at maturity:	$11.225 (112.25% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS
Coupon:	None
Key Investment Rationale

Investors can use the PLUS to leverage returns by a factor of 1.5, up to the maximum payment at maturity.

Investors will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying basket within a certain range of positive performance.

Upside Scenario	The underlying basket increases in value from the pricing date to the valuation date and, at maturity, the PLUS redeem for the stated principal amount of $10 plus 1.5 times the basket return, up to the maximum payment at maturity.

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the full stated principal amount at maturity.

Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS redeem for less than the stated principal amount by an amount proportionate to the full amount of the decline in the value of the underlying basket from the pricing date to the valuation date. (Example: if the underlying basket decreases in value by 35%, the PLUS will redeem for $6.50, or 65% of the stated principal amount.)

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Investor Suitability

The PLUS may be suitable for you if:

■	You fully understand the risks inherent in an investment in the PLUS, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying basket or the basket equities .
■	You believe the final basket value of the underlying basket is not likely to be less than the initial basket value and, if it is, you can tolerate receiving a payment at maturity that will likely be less than your principal amount and may be zero.
■	You believe the underlying basket will appreciate over the term of the PLUS and that the appreciation is unlikely to equal or exceed the maximum payment at maturity of $11.225 (112.25% of the stated principal amount).
■	You can tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying basket.
■	You do not seek current income from your investment and are willing to forego dividends paid on any basket equities.
■	You are willing and able to hold the PLUS to maturity, a term of approximately 13 months, and accept that there may be little or no secondary market for the PLUS.
■	You are willing to assume the credit risk of UBS for all payments under the PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
■	You understand that the estimated initial value of the PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The PLUS may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the PLUS, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that may have the same downside market risk as an investment in the underlying basket or the basket equities.
■	You believe the final basket value of the underlying basket is likely to be less than the initial basket value, which could result in a total loss of your initial investment.
■	You do not believe the underlying basket will appreciate over the term of the PLUS or you believe that the appreciation is likely to exceed the maximum payment at maturity of $11.225 (112.25% of the stated principal amount).
■	You cannot tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying basket
■	You seek current income from this investment or prefer to receive the dividends paid on the basket equities.
■	You are unable or unwilling to hold the PLUS to maturity, a term of approximately 13 months, and seek an investment for which there will be an active secondary market.
■	You are not willing to assume the credit risk of UBS for all payments under the PLUS, including any repayment of principal.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Fact Sheet

The PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this free writing prospectus. At maturity, an investor will receive for each security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing value of the underlying basket on the valuation date. The PLUS do not guarantee any return of principal at maturity. All payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the PLUS and you could lose your entire investment.

Expected Key Dates:
Pricing Date:	Original issue date (settlement date):	Valuation Date	Maturity Date:
September 30, 2013	October 3, 2013 (3 business days after the pricing date)	October 30, 2014	November 4, 2014

Key Terms:
Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 15 common stocks (see “Basket Information” on page 16 of this free writing prospectus)
Basket weighting of each basket equity:	6.6667%
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:	■ If the final basket value is greater than the initial basket value: $10 + leveraged upside payment. In no event will the payment at maturity be greater than the maximum payment at maturity.
■ If the final basket value equal to the initial basket value: $10

■

If the final basket value is less than the initial basket value:
$10 + ($10 × basket return)
This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS. Investors may lose their entire investment.

Basket return:	(final basket value - initial basket value) / initial basket value
Leveraged upside payment:	$10 × leverage factor × basket return
Leverage factor:	1.5
Maximum payment at maturity:	$11.225
Initial basket value:	100
Final basket value:	The product of (i) the initial basket value of the underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket equities on the valuation date. The weighted performance for each basket equity is the equity return for such basket equity multiplied by the basket weighting.
Initial equity price:	With respect to each basket equity, the closing price for such basket equity on the pricing date, as determined by the calculation agent.
Final equity price:	With respect to each basket equity, the closing price for such basket equity on the valuation date, as determined by the calculation agent.
Equity return:	With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, calculated as follows:
(final equity price-initial equity price) / initial equity price
Valuation date:	Approximately October 30, 2014 subject to postponement for non-underlying asset business days and certain market disruption events
Risk factors:	Please see “Risk Factors” beginning on page 13.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	90271M401
ISIN:	US90271M4015
Tax considerations:	The United States federal income tax consequences of your investment in the PLUS are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUS. Pursuant to the terms of the PLUS, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your PLUS as a pre-paid derivative contract with respect to the underlying basket. If your PLUS are so treated, if you hold your PLUS for more than one year you should generally recognize long-term capital gain or loss upon the sale or maturity of your PLUS in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUS; otherwise, you should recognize short-term capital gain or loss.
In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUS, it is possible that your PLUS could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-46 of the accompanying product supplement, including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 of the Code (to the extent the issuer of any basket equity were treated as a “pass-thru entity”) as described in such product supplement, and that the timing and character of income or loss on your PLUS could be materially and adversely affected.
We will not attempt to ascertain whether the issuer of any basket equity would be treated as a “passive foreign investment company” or other “pass thru-entity” the meaning of Section 1260 of the Internal Revenue Code. If a basket equity were so treated, certain adverse U.S. federal income (and other) tax consequences might apply to you. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the basket equity and consult your tax advisor regarding possible tax consequences to you.
Also, the Internal Revenue Service, for example, might assert that the PLUS should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying basket of equities.
In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the PLUS. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your PLUS for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement, unless and until such time as the Treasury Department and the Internal Revenue Service determine that some other treatment is more appropriate.
Recent Legislation
Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

General Information
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the PLUS.
Non-U.S. Holders. Subject to Section 871(m) and FATCA (as discussed below), if you are not a United States holder except as provided below, you should generally not be subject to United States withholding tax with respect to payments on your PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUS if you comply with certain certification and identification requirements as to your foreign status (by providing a fully completed and duly executed appropriate Internal Revenue Service (“IRS”) Form W-8). Gain from the sale or exchange of a PLUS or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.
We will not attempt to ascertain whether the issuer of any of the basket equities would be treated as a “United States real property holding corporation” within the meaning of section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). We also have not attempted to determine whether the PLUS should be treated as a “United States real property interest” as defined in section 897 of the Code. If the issuer of a basket equity or the PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. Holder in respect of a PLUS upon a sale, exchange, redemption or other taxable disposition of the PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of a basket equity as a United States real property holding corporation or the PLUS as United States real property interests.
Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the PLUS, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the PLUS on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the PLUS in order to minimize or avoid U.S. withholding taxes.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

General Information
This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any underlying stock that you may receive in connection with your investment in the securities. You may be subject to adverse U.S. federal income tax consequences of owning the underlying stock, including being subject to U.S. withholding tax on any dividends received in respect of the underlying stock. You should consult your own tax advisors concerning the application of U.S. federal income tax laws to your beneficial ownership of any underlying stock received at maturity.
Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
Proposed Legislation
The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
PROSPECTIVE PURCHASERS OF PLUS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PLUS.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the PLUS as described below.
In connection with the sale of the PLUS, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of PLUS before and after the pricing date of the PLUS. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
Supplemental information regarding plan of distribution (conflicts of interest) secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the PLUS specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.20 per $10.00 stated principal amount of PLUS and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each $10.00 stated principal amount of PLUS that Morgan Stanley Smith Barney LLC sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any PLUS after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the PLUS and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

General Information
UBS Securities LLC and its affiliates may offer to buy or sell the PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 3 months after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the PLUS, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 14 and 15 of this free writing prospectus.”
Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUS distributed by such dealers.

This free writing prospectus represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

How the PLUS Work
Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the closing value of the underlying basket.

Investors will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

The graph is based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	1.5
Hypothetical maximum payment at maturity:	$11.225 (112.25% of the stated principal amount) per PLUS

PLUS Payoff Diagram

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

How it works
■	If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus 1.5 times the appreciation of the underlying basket over the term of the PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the PLUS, an investor would realize the maximum payment at maturity at a final basket value of 108.17% of the initial basket value.
■	If the final basket value has appreciated from the initial basket value by 5%, investors will receive a 7.5% return, or $10.75 per PLUS.
■	If the final basket value has appreciated from the initial basket value by 20%, investors will receive only the hypothetical maximum payment at maturity of $11.225 per PLUS.
■	If the final basket value is equal to the initial basket value, investors will receive an amount equal to the $10 stated principal amount.
■	If the final basket value is less than the initial basket value, investors will be exposed to the full negative decline in the underlying basket. Specifically, a 1% loss of principal for each 1% decline in the underlying basket.
■	If the underlying basket depreciates 35%, investors would lose 35% of their principal and receive only $6.50 per PLUS at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the PLUS.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the closing value of the underlying basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$10 + leveraged upside payment, subject to the maximum payment at maturity.

Leveraged Upside Payment
Principal	Principal	Leverage Factor	Basket return
$10 +	[$10 ×	1.5 ×	(	final basket value - initial basket value initial basket value	)]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the final basket value is equal to the initial basket value:

the stated principal amount of $10

If the final basket value is less than the initial basket value:

$10 + ($10 × basket return)

Principal	Principal		Basket return
$10 +	[$10 ×	(	final basket value - initial basket value initial basket value	)]

Accordingly, if the final basket value is below the initial basket value, UBS will pay you less than the full stated principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative return of the underlying basket. You may lose up to 100% of your principal.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Risk Factors” in the related product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

■	The PLUS do not pay interest or guarantee return of principal — The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the final basket value is less than the initial basket value, you will lose some or all of your investment in the PLUS in an amount proportionate to the decrease in the value of the underlying basket from the pricing date to the valuation date. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire investment.
■	The leverage factor applies only at maturity. You should be willing to hold your PLUS to maturity. If you are able to sell your PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than 1.5 times the basket return even if such return is positive and does not exceed the maximum payment. You can receive the full benefit of the leverage factor and earn the potential maximum payment at maturity from UBS only if you hold the PLUS to maturity.
■	Your potential return on the PLUS is limited to the maximum payment at maturity — The return potential of the PLUS is limited to the maximum payment at maturity of $11.225. Therefore, you will not benefit from any positive performance in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum payment at maturity and your return on the PLUS may be less than it would be in a hypothetical direct investment in the underlying basket or the basket equities.
■	Credit risk of UBS — The PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the PLUS and you could lose your entire investment.
■	Market risk — The return on the PLUS is directly linked to the performance of the underlying basket and indirectly linked to the basket equities, and will depend on whether, and the extent to which, the respective basket equity returns are positive or negative. The prices of the basket equities can rise or fall sharply due to factors specific to the basket equities, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if the basket return is negative.
■	Fair value considerations.
■	The issue price you pay for the PLUS will exceed their estimated initial value — The issue price you pay for the PLUS will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the PLUS by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the PLUS incorporate certain variables, including the price, volatility and expected dividends on the basket equities, prevailing interest rates, the term of the PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the PLUS to you. Due to these factors, the estimated initial value of the PLUS as of the pricing date will be less than the issue price you pay for the PLUS.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value — The value of your PLUS at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the PLUS determined by reference to our internal pricing models. The estimated initial value of the PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUS in any secondary market at any time.
■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the PLUS as of the pricing date — We may determine the economic terms of the PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the PLUS.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the PLUS — The PLUS will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the PLUS will develop. UBS Securities LLC and its affiliates may make a market in each offering of the PLUS, although they are not required to do so and may stop making a market at any time. If you are able to sell your PLUS prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUS in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the PLUS in the secondary market (if any) may be greater than UBS’ valuation of the PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such PLUS at a price that exceeds (i) our valuation of the PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of securities prior to Maturity — The market price of the PLUS will be influenced by many unpredictable and interrelated factors. Several factors will influence the value of the PLUS prior to maturity. Although we expect that generally the closing value of the underlying basket on the valuation date will affect the value of the PLUS more than any other single factor, other factors that may influence the value of the PLUS include: the value and volatility (frequency and magnitude of changes in value or price) of the underlying basket and the basket equities, the dividend yield of the basket equities, geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events that affect the underlying basket or equities markets generally and that may affect the closing value of the underlying basket, interest and yield rates in the market, time remaining until the PLUS mature and the creditworthiness of UBS and the then current bid-ask spread for the PLUS. You may receive less, and possibly significantly less, than the stated principal amount of the PLUS if you try to sell your PLUS prior to maturity.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the PLUS in any secondary market.
■	Owning the PLUS is not the same as owning the basket equities. The return on the PLUS may not reflect the return you would realize if you actually owned the basket equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the PLUS. In addition, as an owner of the PLUS, you will not have voting rights or any other rights that a holder of the basket equities may have.
■	No assurance that the investment view implicit in the PLUS will be successful. It is impossible to predict whether and the extent to which the value of the underlying basket will rise or fall. There can be no assurance that the underlying basket value will not close below the initial basket value on the valuation date. The closing value of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the basket equities. You should be willing to accept the risk of losing some or all of your initial investment.
■	Risks associated with non-U.S. Companies — An investment in the PLUS linked to the value of non-U.S. companies, such as the common stock of LyondellBasell Industries N.V., which is issued by a Dutch issuer, involves risks associated with the home country of such non-U.S. company. The prices of LyondellBasell Industries N.V.’s common stock may be affected by political, economic, financial and social factors in the home country of LyondellBasell Industries N.V., including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.
■	Changes in the prices of the basket equities may offset each other — The PLUS are linked to an equally weighted basket comprised of the basket equities. Where the market price of one or more of the basket equities appreciates, the market price of one or more of the other basket

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014 equities may not appreciate by the same amount or may even decline. Therefore, in determining whether the final basket price and the payment at maturity on the PLUS, increases in the prices of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other basket equities.
■	We may engage in business with or involving a basket equity issuer without regard to your interests — We or our affiliates may presently or from time to time engage in business with a basket equity issuer without regard to your interests and thus may acquire nonpublic information about a basket equity. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to a basket equity, which may or may not recommend that investors buy or hold a basket equity.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and hedging our obligations under the PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the final basket value and the final equity prices and the payment at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the PLUS, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your PLUS in the secondary market.
■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS — One or more of our affiliates have hedged our obligations under the PLUS and will carry out hedging activities related to the PLUS (and other instruments linked to the underlying basket or the basket equities), including trading in the basket equities, swaps, futures and options contracts on the basket equities as well as in other instruments related to the basket equities. Our affiliates also trade in the basket equities and other financial instruments related to the underlying basket and the basket equities on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have potentially increased the initial basket value and, as a result, could have increased the value at which the underlying basket must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the value of the underlying basket on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the PLUS are uncertain. You should read carefully the section entitled “Tax considerations” on page 6 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement and consult your tax advisor about your tax situation.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Basket Information

All disclosures contained in this free writing prospectus regarding each basket equity are derived from publicly available information. We do not disclaim liability or responsibility for any information disclosed herein regarding each basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to each basket equity.

Included on the following pages is a brief description of the issuers of the respective basket equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2009, 2010, 2011, 2012 and the first and second calendar quarters of 2013. Partial data is provided for the third calendar quarter of 2013. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Each of the basket equities is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Basket Equities

The following lists the basket equities and the corresponding basket weighting and initial equity price of each basket equity. The initial equity prices will not be determined until the pricing date. Each of the basket equity issuers faces its own business risks and other competitive factors. All of those factors may affect the basket return and, consequently, the amount payable on your Note, if any, at maturity.

Basket Equity	Initial Equity Price	Basket Weighting
Bank of America Corporation	[• ]	6.6667%
Baxter International Inc.	[• ]	6.6667%
BlackRock, Inc.	[• ]	6.6667%
Calpine Corporation	[• ]	6.6667%
Google Inc.	[• ]	6.6667%
L Brands, Inc.	[• ]	6.6667%
LyondellBasell Industries N.V.	[• ]	6.6667%
MasterCard Incorporated	[• ]	6.6667%
Mondelēz International, Inc.	[• ]	6.6667%
Perrigo Company	[• ]	6.6667%
QUALCOMM Incorporated	[• ]	6.6667%
Thermo Fisher Scientific Inc.	[• ]	6.6667%
Twenty-First Century Fox, Inc.	[• ]	6.6667%
Union Pacific Corporation	[• ]	6.6667%
United Technologies Corporation	[• ]	6.6667%

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“Bank of America”) is a bank holding company and a financial holding company. Through Bank of America’s banking subsidiaries and various nonbanking subsidiaries throughout the United States and in selected international markets, it provides a range of banking and nonbanking financial services and products through six operating segments: Deposits, Card Services, Consumer Real Estate Services, Global Commercial Banking, Global Banking & Markets and Global Wealth & Investment Management, with the remaining operations recorded in All Other. The Deposits segment includes the results of consumer deposit activities which consist of a comprehensive range of products provided to consumers and small businesses, such as traditional savings accounts, money market savings accounts, CDs and IRAs, noninterest- and interest-bearing checking accounts. The Card Services segment issues credit and debit cards in the U.S. to consumers and small businesses. The Consumer Real Estate Services segment provides an extensive line of consumer real estate products and services to customers within the U.S., such as fixed- and adjustable-rate first-lien mortgage loans for home purchase and refinancing needs, home equity lines of credit and home equity loans. The Global Commercial Banking segment provides a range of lending-related products and services, integrated working capital management and treasury solutions to business banking and middle-market companies, commercial real estate firms and governments. The Global Banking and Markets segment provides advisory services, financing, securities clearing, settlement and custody services globally to institutional investor clients in support of their investing and trading activities. The Global Wealth & Investment Management segment consists of three primary businesses: Merrill Lynch Global Wealth Management (“Merrill Lynch”), U.S. Trust, Bank of America Private Wealth Management (“U.S. Trust”), and Retirement Services. Merrill Lynch provides tailored solutions to meet clients’ needs through brokerage, banking and retirement products in both domestic and international locations. U.S. Trust provides wealth management solutions to meet clients’ wealth structuring, investment management, trust and banking needs. Retirement Services provides institutional and personal retirement solutions including investment management, administration, recordkeeping and custodial services for 401(k), pension, profit-sharing, equity award and non-qualified deferred compensation plans. Information filed by Bank of America with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06523, or its CIK Code: 0000070858. Bank of America’s website is http://www.bankofamerica.com. Bank of America’s common stock is listed on the New York Stock Exchange under the ticker symbol “BAC.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	BAC UN <Equity>
Current Equity Closing Price:	$14.61
Closing Price 52 Weeks ago (on September 10, 2012):	$8.58
52 Week High Closing Price (on August 1, 2013):	$14.95
52 Week Low Closing Price (on September 10, 2012):	$8.58

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $14.61. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Bank of America Corporation	High	Low	Period End
2009
First Quarter	$14.33	$3.14	$6.82
Second Quarter	$14.17	$7.05	$13.20
Third Quarter	$17.98	$11.84	$16.92
Fourth Quarter	$18.59	$14.58	$15.06
2010
First Quarter	$18.04	$14.45	$17.85
Second Quarter	$19.48	$14.37	$14.37
Third Quarter	$15.67	$12.32	$13.11
Fourth Quarter	$13.56	$10.95	$13.34
2011
First Quarter	$15.25	$13.33	$13.33
Second Quarter	$13.72	$10.50	$10.96
Third Quarter	$11.09	$6.06	$6.12
Fourth Quarter	$7.35	$4.99	$5.56
2012
First Quarter	$9.93	$5.80	$9.57
Second Quarter	$9.68	$6.83	$8.18
Third Quarter	$9.55	$7.04	$8.83
Fourth Quarter	$11.60	$8.93	$11.60
2013
First Quarter	$12.78	$11.03	$12.18
Second Quarter	$13.83	$11.44	$12.86
Third Quarter (through September 10, 2013)	$14.95	$12.83	$14.61

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Bank of America Corporation – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Baxter International Inc.

According to publicly available information, Baxter International Inc. (“Baxter”) through its subsidiaries, develops, manufactures and markets products for the treatment of hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. These products are used by hospitals, kidney dialysis centers, nursing homes, rehabilitation centers, doctors’ offices, clinical and medical research laboratories, and by patients at home under physician supervision. Baxter’s operations are comprised of the BioScience and Medical Products segments. The BioScience business processes recombinant and plasma-based proteins to treat hemophilia and other bleeding disorders; plasma-based therapies to treat immune deficiencies, alpha-1 antitrypsin deficiency, burns and shock, and other chronic and acute blood-related conditions; biosurgery products; and select vaccines. The Medical Products business manufactures intravenous (IV) solutions and administration sets, premixed drugs and drug-reconstitution systems, pre-filled vials and syringes for injectable drugs, IV nutrition products, infusion pumps, and inhalation anesthetics. Information filed by Baxter with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04448, or its CIK Code: 0000010456. Baxter’s website is http://www.baxter.com. Baxter’s common stock is listed on the New York Stock Exchange under the ticker symbol “BAX.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	BAX UN <Equity>
Current Equity Closing Price:	$71.43
Closing Price 52 Weeks ago (on September 10, 2012):	$59.33
53 Week High Closing Price (on July 22, 2013):	$74.43
52 Week Low Closing Price (on September 10, 2012):	$636.23

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $71.43. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Baxter International Inc.	High	Low	Period End
2009
First Quarter	$60.50	$48.57	$51.22
Second Quarter	$52.96	$46.41	$52.96
Third Quarter	$58.53	$52.34	$57.01
Fourth Quarter	$59.50	$53.92	$58.68
2010
First Quarter	$61.71	$55.92	$58.20
Second Quarter	$59.92	$40.47	$40.64
Third Quarter	$48.02	$41.14	$47.71
Fourth Quarter	$51.98	$47.58	$50.62
2011
First Quarter	$53.91	$48.38	$53.77
Second Quarter	$60.33	$53.55	$59.69
Third Quarter	$62.41	$50.31	$56.14
Fourth Quarter	$57.05	$47.65	$49.48
2012
First Quarter	$60.26	$49.66	$59.78
Second Quarter	$60.27	$49.03	$53.15
Third Quarter	$61.15	$53.58	$60.26
Fourth Quarter	$68.81	$60.09	$66.66
2013
First Quarter	$72.64	$66.42	$72.64
Second Quarter	$73.04	$68.10	$69.27
Third Quarter (through September 10, 2013)	$74.43	$69.40	$71.43

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Baxter International Inc. – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

BlackRock, Inc.

According to publicly available information, BlackRock, Inc. (“BlackRock”) is an independent investment management firm. BlackRock serves its clients as a fiduciary, invests in capital markets globally, and derives its revenues from client business. Its clients include taxable, tax-exempt and official institutions, retail investors and high net worth individuals. Its platform brings together active investments with index products and risk management to develop solutions for clients. BlackRock's product range includes single- and multi-asset class portfolios investing in equities, fixed income and money market instruments. It offers its products directly and through intermediaries in a range of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds and other exchange traded products, collective investment funds and separate accounts. It also offers its BlackRock Solutions® investment systems, risk management and advisory services to institutional investors. Information filed by BlackRock with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33099, or its CIK Code: 0001364742. BlackRock’s website is http://www.blackrock.com. BlackRock’s common stock is listed on the New York Stock Exchange under the ticker symbol “BLK.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	BLK UN <Equity>
Current Equity Closing Price:	$266.51
Closing Price 52 Weeks ago (on September 10, 2012):	$177.83
52 Week High Closing Price (on May 21, 2013):	$291.69
52 Week Low Closing Price (on September 26, 2012):	$176.66

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $266.51. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

BlackRock, Inc.	High	Low	Period End
2009
First Quarter	$139.84	$90.57	$130.04
Second Quarter	$182.60	$123.59	$175.42
Third Quarter	$216.82	$161.39	$216.82
Fourth Quarter	$240.80	$206.93	$232.20
2010
First Quarter	$242.81	$204.66	$217.76
Second Quarter	$211.38	$143.40	$143.40
Third Quarter	$171.68	$139.44	$170.25
Fourth Quarter	$192.51	$163.00	$190.58
2011
First Quarter	$207.06	$179.77	$201.01
Second Quarter	$205.56	$184.39	$191.81
Third Quarter	$198.49	$144.75	$148.01
Fourth Quarter	$179.40	$141.77	$178.24
2012
First Quarter	$205.60	$179.13	$204.90
Second Quarter	$206.57	$163.37	$169.82
Third Quarter	$183.00	$164.06	$178.30
Fourth Quarter	$209.29	$177.17	$206.71
2013
First Quarter	$258.70	$212.77	$256.88
Second Quarter	$291.69	$245.30	$256.85
Third Quarter (through September 10, 2013)	$286.62	$255.26	$266.51

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

BlackRock, Inc. – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Calpine Corporation

According to publicly available information, Calpine Corporation (“Calpine”) is a wholesale power company in the United States. Calpine owns and operates natural gas-fired and geothermal power plants in North America and has a presence in power markets in the United States, including California, Texas, the Pennsylvania-New Jersey-Maryland Interconnection, New England and New York ISO markets. Calpine operations consist of 77 operating power plants, including partnership interests, located throughout 16 states and Canada, with an aggregate generation capacity of approximately 24,802 megawatt. Its portfolio consists of two types of power generation technologies: natural gas-fired combustion turbines, which are combined-cycle plants, and renewable geothermal conventional steam turbines. Calpine is the owner and operator of industrial gas turbines, as well as cogeneration power plants. Calpine sells wholesale power, steam, capacity, renewable energy credits and ancillary services to its customers, including utilities, independent electric system operators, industrial and agricultural companies, retail power providers, municipalities and power marketers. Information filed by Calpine with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12079, or its CIK Code: 0000916457. Calpine’s website is http://www.calpine.com. Calpine’s common stock is listed on the New York Stock Exchange under the ticker symbol “CPN.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	CPN UN <Equity>
Current Equity Closing Price:	$19.37
Closing Price 52 Weeks ago (on September 10, 2012):	$17.54
52 Week High Closing Price (on April 29, 2013):	$22.01
52 Week Low Closing Price (on November 14, 2012):	$16.58

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $19.37. The associated graph shows the closing prices for the basket equity for each day from January 16, 2008 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg.The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Calpine Corporation	High	Low	Period End
2009
First Quarter	$9.06	$4.78	$6.81
Second Quarter	$14.68	$7.12	$11.15
Third Quarter	$13.64	$10.20	$11.52
Fourth Quarter	$12.08	$10.31	$11.00
2010
First Quarter	$12.18	$10.80	$11.89
Second Quarter	$14.02	$11.74	$12.72
Third Quarter	$13.95	$12.30	$12.45
Fourth Quarter	$13.71	$12.10	$13.34
2011
First Quarter	$16.08	$13.69	$15.87
Second Quarter	$16.75	$15.04	$16.13
Third Quarter	$16.88	$12.93	$14.08
Fourth Quarter	$16.54	$13.37	$16.33
2012
First Quarter	$17.58	$14.51	$17.21
Second Quarter	$18.90	$15.97	$16.51
Third Quarter	$18.53	$16.50	$17.30
Fourth Quarter	$18.60	$16.58	$18.13
2013
First Quarter	$20.60	$18.05	$20.60
Second Quarter	$22.01	$19.68	$21.23
Third Quarter (through September 10, 2013)	$21.91	$18.72	$19.37

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Calpine Corporation – Daily Closing Prices January 16, 2008 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Google Inc.

According to publicly available information, Google Inc. (“Google”) generates revenue primarily through online advertising. Google focuses on areas such as search, advertising, operating systems and platforms, and enterprise. It maintains an index of websites and other online content and makes this information freely available through its search engine to anyone with an internet connection. Google’s automated search technology helps people obtain nearly instant access to relevant information. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the third-party websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue. Google also produces mobile and home telephone hardware through its acquisition of Motorola Mobility Holdings, Inc. Information filed by Google with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-50726, or its CIK Code: 0001288776. Google’s website is http://www.google.com. Google’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “GOOG.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	GOOG UW <Equity>
Current Equity Closing Price:	$888.67
Closing Price 52 Weeks ago (on September 10, 2012):	$700.77
52 Week High Closing Price (on July 15, 2013):	$924.69
52 Week Low Closing Price (on November 16, 2012):	$647.18

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $888.67. The associated graph shows the closing prices for the basket equity for each day from August 19, 2004 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Google Inc.	High	Low	Period End
2009
First Quarter	$378.77	$282.75	$348.06
Second Quarter	$444.32	$354.09	$421.59
Third Quarter	$499.06	$396.63	$495.85
Fourth Quarter	$622.73	$484.58	$619.98
2010
First Quarter	$626.75	$526.43	$567.01
Second Quarter	$595.30	$444.95	$444.95
Third Quarter	$530.41	$436.07	$525.79
Fourth Quarter	$627.16	$522.35	$593.97
2011
First Quarter	$639.63	$557.10	$586.21
Second Quarter	$591.80	$474.88	$506.38
Third Quarter	$622.46	$490.92	$514.38
Fourth Quarter	$645.90	$495.52	$645.90
2012
First Quarter	$668.28	$568.10	$641.24
Second Quarter	$651.01	$559.05	$580.07
Third Quarter	$756.50	$570.48	$754.50
Fourth Quarter	$768.05	$647.18	$709.37
2013
First Quarter	$838.68	$702.87	$794.03
Second Quarter	$915.89	$765.35	$880.37
Third Quarter (through September 10, 2013)	$924.69	$846.90	$888.67

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Google Inc. – Daily Closing Prices August 19, 2004 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

L Brands, Inc.

According to publicly available information, L Brands, Inc. (“L Brands”) is a specialty retail business focused on women’s intimate and other apparel, personal care and beauty products. L Brands sells its merchandise through company-owned specialty retail stores in the United States (“U.S.”), Canada and the United Kingdom (“U.K.”), which are primarily mall-based, and through websites, catalogue and international franchise, license and wholesale partners. L Brands’ portfolio includes Victoria’s Secret, Bath & Body Works, La Senza and Henri Bendel. L Brands has two reportable segments: Victoria’s Secret and Bath & Body Works. Victoria’s Secret, including Victoria’s Secret Pink, is a specialty retailer of women’s intimate and other apparel with fashion-inspired collections, fragrances and cosmetics, supermodels and runway shows. Bath & Body Works is a specialty retailer of home fragrance and personal care products including shower gels, lotions, soaps and sanitizers. Other brands include La Senza and Henri Bendel, which sells women’s intimate apparel and upscale accessory products, respectively. Information filed by L Brands with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08344, or its CIK Code: 0000701985. L Brands’ website is http://www.limitedbrands.com. L Brands’ common stock is listed on the New York Stock Exchange under the ticker symbol “LTD.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	LTD UN <Equity>
Current Equity Closing Price:	$58.25
Closing Price 52 Weeks ago (on September 10, 2012):	$48.84
52 Week High Closing Price (on August 13, 2013):	$61.36
52 Week Low Closing Price (on February 25, 2013):	$42.85

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $58.25. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

L Brands, Inc.	High	Low	Period End
2009
First Quarter	$10.97	$6.26	$8.70
Second Quarter	$13.55	$9.17	$11.97
Third Quarter	$17.45	$10.58	$16.99
Fourth Quarter	$19.82	$16.13	$19.24
2010
First Quarter	$25.88	$18.38	$24.62
Second Quarter	$28.59	$21.97	$22.07
Third Quarter	$27.59	$22.58	$26.78
Fourth Quarter	$34.90	$26.62	$30.73
2011
First Quarter	$33.50	$28.42	$32.88
Second Quarter	$42.45	$32.99	$38.45
Third Quarter	$42.27	$31.70	$38.51
Fourth Quarter	$45.22	$37.54	$40.35
2012
First Quarter	$49.80	$38.87	$48.00
Second Quarter	$51.70	$40.83	$42.53
Third Quarter	$51.75	$43.95	$49.26
Fourth Quarter	$52.15	$45.50	$47.06
2013
First Quarter	$48.28	$42.85	$44.66
Second Quarter	$53.21	$44.67	$49.25
Third Quarter (through September 10, 2013)	$61.36	$49.20	$58.25

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

L Brands, Inc. – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

LyondellBasell Industries N.V.

According to publicly available information, LyondellBasell Industries N.V. (“LyondellBasell”) is a global, independent chemical company. LyondellBasell’s chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstock into plastic resins and other chemicals. These plastics and chemicals are used to manufacture a wide range of products including food packaging, home furnishings, automotive components, paints and coatings. LyondellBasell’s refining business processes crude oil into fuels such as gasoline, diesel and jet fuel. Operations are conducted in five business segments: Olefins and Polyolefins — Americas (“O&P — Americas”), Olefins and Polyolefins — Europe, Asia, International (“O&P — EAI”), Intermediates and Derivatives (“I&D”), Refining and Technology. The O&P — Americas segment produces and markets olefins, including ethylene and ethylene co-products, and polyolefins. The O&P — EAI segment produces and markets olefins, including ethylene and ethylene co-products, polyolefins and polypropylene compounds. The I&D segment produces and markets propylene oxide and its co-products and derivatives, acetyls, ethanol, ethylene oxide and its derivatives, and oxyfuels. The Refining segment refines heavy, high-sulfur crude oil on the U.S. Gulf Coast. The Technology segment develops and licenses chemical and polyolefin process technologies and manufactures and sells polyolefin catalysts. Information filed by LyondellBasell with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34726, or its CIK code: 0001489393. LyondellBasell’s website is http://www.lyondellbasell.com. LyondellBasell’s common stock is listed on the New York Stock Exchange under the ticker symbol “LYB.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	LYB UN <Equity>
Current Equity Closing Price:	$70.90
Closing Price 52 Weeks ago (on September 10, 2012):	$49.33
52 Week High Closing Price (on September 10, 2013):	$70.90
52 Week Low Closing Price (on November 15, 2012):	$45.51

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from November 14, 2010 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $70.90. The associated graph shows the closing prices for the basket equity for each day from November 14, 2010 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

LyondellBasell Industries N.V.	High	Low	Period End
2010
Fourth Quarter (Beginning on October 14, 2010)*	$34.40	$26.00	$34.40
2011
First Quarter	$40.90	$34.56	$39.55
Second Quarter	$45.62	$36.56	$38.52
Third Quarter	$41.23	$24.43	$24.43
Fourth Quarter	$36.08	$24.10	$32.49
2012
First Quarter	$46.01	$33.47	$43.65
Second Quarter	$45.73	$36.76	$40.27
Third Quarter	$53.42	$39.62	$51.66
Fourth Quarter	$57.09	$45.41	$57.09
2013
First Quarter	$65.42	$56.84	$63.29
Second Quarter	$68.81	$55.51	$66.26
Third Quarter (through September 10, 2013)	$70.90	$65.41	$70.90
*	LyondellBasell’s common stock commenced trading on the New York Stock Exchange on October 14, 2010 and therefore has a limited historical performance. For this reason, available information for the fourth calendar quarter of 2010 includes data for the period from October 14, 2010 through December 31, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

LyondellBasell Industries N.V. – Daily Closing Prices October 14, 2010 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

MasterCard Incorporated

According to publicly available information, MasterCard Incorporated (“MasterCard”) is a technology company in the global payments industry. MasterCard offers payment solutions to consumers, financial institutions, merchants, governments and businesses worldwide that enable its customers to develop and implement credit, debit, prepaid, commercial and related payment programs. MasterCard manages a family of payment card brands, including MasterCard®, Maestro® and Cirrus®. Mastercard processes payment transactions over the MasterCard Worldwide Network and provide support services to its customers and others. Information filed by MasterCard with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32877, or its CIK Code: 0001141391. MasterCard’s website is http://www.mastercard.com. MasterCard’s common stock is listed on the New York Stock Exchange under the ticker symbol “MA.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	MA UN <Equity>
Current Equity Closing Price:	$651.50
Closing Price 52 Weeks ago (on September 10, 2012):	$437.49
52 Week High Closing Price (on August 6, 2013):	$654.00
52 Week Low Closing Price (on September 10, 2012):	$427.49

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $651.50. The associated graph shows the closing prices for the basket equity for each day from May 25, 2006 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

MasterCard Incorporated	High	Low	Period End
2009
First Quarter	$169.88	$119.18	$167.48
Second Quarter	$185.08	$151.85	$167.31
Third Quarter	$224.58	$160.56	$202.15
Fourth Quarter	$258.36	$199.41	$255.98
2010
First Quarter	$264.75	$220.74	$254.00
Second Quarter	$267.22	$195.46	$199.53
Third Quarter	$224.00	$191.98	$224.00
Fourth Quarter	$259.35	$217.40	$224.11
2011
First Quarter	$256.10	$220.85	$251.72
Second Quarter	$309.70	$253.55	$301.34
Third Quarter	$353.78	$291.96	$317.16
Fourth Quarter	$380.96	$307.66	$372.82
2012
First Quarter	$435.68	$339.06	$420.54
Second Quarter	$457.58	$391.78	$430.54
Third Quarter	$459.52	$409.89	$451.48
Fourth Quarter	$498.53	$449.36	$491.28
2013
First Quarter	$541.13	$509.70	$541.13
Second Quarter	$586.37	$521.00	$574.50
Third Quarter (through September 10, 2013)	$654.00	$583.06	$651.50

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

MasterCard Incorporated – Daily Closing Prices May 25, 2006 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Mondelēz International, Inc.

According to publicly available information, Mondelēz International, Inc. (“Mondelez”) (formerly Kraft Foods, Inc.) is a global snack company. Mondelez manufactures and markets primarily snack food and beverage products, including biscuits, chocolate, gum & candy, beverages and various cheese & grocery products. Mondelez manages its global business and report operating results through five operating units: Europe; North America; Latin America; Asia Pacific; and Eastern Europe, Middle East & Africa (“EEMEA”). Its portfolio includes nine brands including Oreo, Nabisco and LU biscuits; Milka, Cadbury Dairy Milk and Cadbury chocolates; Trident gum; Jacobs coffee; and Tang powdered beverage. On October 1, 2012, Mondelez completed the spin-off of its North American grocery business, Kraft Foods Group, Inc. Information filed by Mondelez with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16483, or its CIK Code: 0001103982. Mondelez’s website is http://www.mondelezinternational.com. Mondelez’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “MDLZ.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	MDLZ UW <Equity>
Current Equity Closing Price:	$31.04
Closing Price 52 Weeks ago (on September 10, 2012):	$26.31
52 Week High Closing Price (on July 26, 2013):	$32.70
52 Week Low Closing Price (on November 15, 2012):	$25.11

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $31.04. The associated graph shows the closing prices for the basket equity for each day from June 12, 2001 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Mondelēz International, Inc.	High	Low	Period End
2009
First Quarter	$19.35	$13.74	$14.58
Second Quarter	$17.69	$14.43	$16.58
Third Quarter	$18.85	$16.82	$17.19
Fourth Quarter	$18.08	$16.98	$17.78
2010
First Quarter	$20.15	$17.95	$19.79
Second Quarter	$20.33	$18.32	$18.32
Third Quarter	$20.90	$18.20	$20.19
Fourth Quarter	$21.24	$19.75	$20.62
2011
First Quarter	$20.83	$19.95	$20.52
Second Quarter	$23.05	$20.60	$23.05
Third Quarter	$23.51	$21.46	$21.97
Fourth Quarter	$24.69	$21.50	$24.44
2012
First Quarter	$25.44	$24.39	$24.87
Second Quarter*	$26.09	$24.12	$25.27
Third Quarter	$27.69	$25.41	$27.05
Fourth Quarter**	$28.06	$25.11	$25.45
2013
First Quarter	$30.62	$26.49	$30.62
Second Quarter	$31.86	$28.34	$28.53
Third Quarter (through September 10, 2013)	$32.70	$28.58	$31.04
*	On June 26, 2012, Mondelēz (then Kraft Foods, Inc.) terminated its listing on the New York Stock Exchange. From June 26, 2012 to October 1, 2012, Mondelez traded on the NASDAQ Global Select Market under the symbol “KFT.”
**	On October 1, 2012, upon completing the spin-off of Kraft Food Groups, Inc., Mondelez changed its name from Kraft Foods, Inc. to Mondelēz International, Inc. and the common stock of Mondelez commenced trading on the NASDAQ Global Select Market on October 2, 2012 under the ticker symbol “MDLZ”.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Mondelēz International, Inc. – Daily Closing Prices June 12, 2001 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Perrigo Company

According to publicly available information, Perrigo Company (“Perrigo”) is a provider of over-the-counter (“OTC”) and generic prescription (“Rx”) pharmaceuticals, nutritional products and active pharmaceutical ingredients (“API”). The Company operates through several wholly owned subsidiaries. In the U.S., its operations are conducted primarily through L. Perrigo Company, Perrigo Company of South Carolina, Inc., Perrigo New York, Inc., PBM Products, LLC, PBM Nutritionals, LLC, Paddock Laboratories, LLC, Perrigo Diabetes Care, LLC (formerly CanAm Care, LLC), Sergeant's Pet Care Products, Inc. and Fidopharm, Inc. Outside the U.S., its operations are conducted primarily through Perrigo Israel Pharmaceuticals Ltd., Chemagis Ltd., Quimica y Farmacia S.A. de C.V., Laboratorios Diba, S.A., Wrafton Laboratories Limited, Galpharm Healthcare Ltd., Orion Laboratories Pty Ltd and Rosemont Pharmaceuticals Ltd. Perrigo has four reportable segments that are aligned primarily by product type: Consumer Healthcare, Nutritionals, Rx Pharmaceuticals and API. In addition, Perrigo has an Other category which consists of the Israel Pharmaceutical and Diagnostic Products operating segment. The Consumer Healthcare (“CHC”) segment is the world’s largest store brand manufacturer of OTC pharmaceutical products. The Nutritionals segment develops, manufactures, markets and distributes store brand infant and toddler formula products, infant and toddler foods, vitamin, mineral and dietary supplement (“VMS”) products, and oral electrolyte solution (“OES”) products to retailers, distributors and consumers. The Rx Pharmaceuticals segment develops, manufactures and markets a portfolio of generic prescription drugs primarily for the U.S. market. Within the API segment, Perrigo develops, manufactures and markets API used by the generic drug industry and branded pharmaceutical companies. The Israel Pharmaceutical business includes the marketing and manufacturing of branded and generic prescription drugs under long-term exclusive licenses and the importation and distribution of pharmaceutical and other medical products into Israel. Information filed by Perrigo with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09689, or its CIK Code: 0000820096. Perrigo’s website is http://www.perrigo.com. Perrigo's common stock is listed on the New York Stock Exchange under the ticker symbol “PRGO.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	PRGO UN <Equity>
Current Equity Closing Price:	$123.74
Closing Price 52 Weeks ago (on September 10, 2012):	$111.39
52 Week High Closing Price (on July 26, 2013):	$134.23
52 Week Low Closing Price (on January 29, 2013):	$99.25

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $123.74. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Perrigo Company	High	Low	Period End
2009
First Quarter	$31.62	$18.89	$24.83
Second Quarter	$28.14	$23.53	$27.78
Third Quarter	$33.99	$26.50	$33.99
Fourth Quarter	$40.84	$33.69	$39.84
2010
First Quarter	$58.72	$37.78	$58.72
Second Quarter	$64.35	$55.82	$59.07
Third Quarter	$66.64	$55.12	$64.22
Fourth Quarter	$68.00	$59.07	$63.33
2011
First Quarter	$79.52	$63.17	$79.52
Second Quarter	$91.75	$79.86	$87.87
Third Quarter	$98.53	$77.19	$97.11
Fourth Quarter	$102.47	$88.26	$97.30
2012
First Quarter	$107.12	$93.13	$103.31
Second Quarter	$117.93	$99.08	$117.93
Third Quarter	$118.74	$106.93	$116.17
Fourth Quarter	$119.97	$100.56	$104.03
2013
First Quarter	$118.73	$99.25	$118.73
Second Quarter	$121.16	$113.14	$121.00
Third Quarter (through September 10, 2013)	$134.23	$116.83	$123.74
*	On May 23, 2013, Perrigo Company filed a notification of removal from listing on NASDAQ Global Select Market. As of June 6, 2013, the common stock of Perrigo Company has been trading on the New York Stock Exchange.

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Perrigo Company – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (“Qualcomm”) designs, manufactures and markets digital wireless telecommunications products and services based on its code division multiple access technology and other technologies. Qualcomm operates through four segments: Qualcomm Code Division Multiple Access Technologies; Qualcomm Technology Licensing; Qualcomm Wireless & Internet; and Qualcomm Strategic Initiatives. Qualcomm Code Division Multiple Access Technologies is a developer and supplier of code division multiple access-based integrated circuits and system software for wireless voice and data communications, multimedia functions and global positioning system products. Qualcomm Technology Licensing grants licenses to use portions of its intellectual property portfolio, which includes certain rights essential to and/or useful in the manufacture and sale of certain wireless products. Qualcomm Wireless & Internet generates revenues primarily through mobile information products and services, software and software development. Qualcomm Strategic Initiatives makes investments to promote the worldwide adoption of code division multiple access products and services. Information filed by Qualcomm with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-19528, or its CIK Code: 0000804328. Qualcomm’s website is http://www.qualcomm.com. Qualcomm’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “QCOM.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	QCOM UW <Equity>
Current Equity Closing Price:	$70.09
Closing Price 52 Weeks ago (on September 10, 2012):	$61.29
52 Week High Closing Price (on September 10, 2013):	$70.09
52 Week Low Closing Price (on October 25, 2012):	$57.43

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $70.09. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

QUALCOMM Incorporated	High	Low	Period End
2009
First Quarter	$39.54	$32.78	$38.91
Second Quarter	$46.34	$39.36	$45.20
Third Quarter	$48.45	$43.06	$44.98
Fourth Quarter	$46.86	$40.68	$46.26
2010
First Quarter	$49.47	$35.56	$41.99
Second Quarter	$43.29	$32.84	$32.84
Third Quarter	$45.12	$31.96	$45.12
Fourth Quarter	$49.99	$43.89	$49.49
2011
First Quarter	$59.58	$50.21	$54.83
Second Quarter	$58.59	$52.25	$56.79
Third Quarter	$59.36	$46.40	$48.63
Fourth Quarter	$57.40	$47.65	$54.70
2012
First Quarter	$68.59	$55.27	$68.02
Second Quarter	$68.32	$53.55	$55.68
Third Quarter	$65.08	$53.73	$62.49
Fourth Quarter	$64.35	$57.43	$62.02
2013
First Quarter	$67.97	$63.45	$66.95
Second Quarter	$67.28	$59.88	$61.08
Third Quarter (through September 10, 2013)	$70.09	$59.39	$70.09

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

QUALCOMM Incorporated – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Thermo Fisher Scientific Inc.

According to publicly available information, Thermo Fisher Scientific Inc. (“Thermo Fisher”) provides analytical instruments, equipment, reagents and consumables, software and services for research, manufacturing, analysis, discovery and diagnostics. Operations are divided into three Segments: Analytical Technologies, Specialty Diagnostics and Laboratory Products and Services. The Analytical Technologies segment provides an offering of instruments, reagents, consumables, software and services that are used for a range of applications in the laboratory, on the production line and in the field. The Specialty Diagnostics segment offers a range of diagnostic test kits, reagents, culture media, instruments and associated products in order to serve customers in healthcare, clinical, pharmaceutical, industrial, and food safety laboratories. The Laboratory Products and Services segment offers products needed for the laboratory. Thermo Fisher serves its customers through three brands: Thermo Scientific, Fisher Scientific and Unity Lab Services. Thermo Scientific is its technology brand, offering customers a range of high-end analytical instruments, as well as laboratory equipment, software, services, consumables and reagents to enable laboratory workflow solutions. Fisher Scientific is its channels brand, offering customers a portfolio of laboratory equipment, chemicals, supplies and services used in scientific research, healthcare, safety and education markets. Unity Lab Services is its launched services brand, offering a portfolio of enterprise services for instruments and laboratory equipment. Information filed by Thermo Fisher with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08002, or its CIK Code: 0000097745. Thermo Fisher’s website is http://www.thermofisher.com. Thermo Fisher’s common stock is listed on the New York Stock Exchange under the ticker symbol “TMO.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	TMO UN <Equity>
Current Equity Closing Price:	$90.77
Closing Price 52 Weeks ago (on September 10, 2012):	$59.05
52 Week High Closing Price (on August 13, 2013):	$92.65
52 Week Low Closing Price (on October 23, 2011):	$57.61

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $90.77. The associated graph shows the closing prices for the basket equity for each day from from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Thermo Fisher Scientific Inc.	High	Low	Period End
2009
First Quarter	$40.00	$32.85	$35.67
Second Quarter	$41.91	$32.39	$40.77
Third Quarter	$47.59	$38.06	$43.67
Fourth Quarter	$49.03	$43.41	$47.69
2010
First Quarter	$51.66	$46.15	$51.44
Second Quarter	$55.94	$49.05	$49.05
Third Quarter	$51.09	$42.12	$47.88
Fourth Quarter	$55.82	$47.38	$55.36
2011
First Quarter	$57.85	$52.58	$55.55
Second Quarter	$65.45	$54.60	$64.39
Third Quarter	$65.57	$49.77	$50.64
Fourth Quarter	$54.65	$43.54	$44.97
2012
First Quarter	$58.15	$45.95	$56.38
Second Quarter	$56.38	$48.63	$51.91
Third Quarter	$60.61	$49.78	$58.83
Fourth Quarter	$65.28	$57.61	$63.78
2013
First Quarter	$77.70	$64.80	$76.49
Second Quarter	$88.76	$75.53	$84.63
Third Quarter (through September 10, 2013)	$92.65	$84.95	$90.77

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Thermo Fisher Scientific Inc. – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Twenty-First Century Fox, Inc.

According to publicly available information, Twenty-First Century Fox, Inc. (formerly known as News Corporation), (“Twenty-First Century Fox”) is a diversified global media and entertainment company. Following its separation from News Corp., as of June 28, 2013, Twenty-First Century Fox has five reportable industry segments: (i) Cable Network Programming; (ii) Television; (iii) Filmed Entertainment; (iv) Direct Broadcast Satellite Television; and (v) Other, Corporate and Eliminations. Within the Cable Network Programming segment Twenty-First Century Fox produces and licenses news, business news, sports, general entertainment and movie programming for distribution primarily through cable television systems, direct broadcast satellite operators and telecommunications companies in the United States and internationally. The Television segment is engaged in the operation of broadcast television stations and the broadcasting of network programming in the United States. The Filmed Entertainment segment is engaged in the production and acquisition of live-action and animated motion pictures for distribution and licensing in all formats in all entertainment media worldwide, and the production and licensing of television programming worldwide. The Direct Broadcast Satellite Television segment engages in the direct broadcast satellite business through its wholly-owned subsidiary, SKY Italia, and its majority-owned subsidiary, Sky Deutschland AG (“Sky Deutschland”). The Other, Corporate and Eliminations segment consists primarily of corporate eliminations and other businesses. Information filed by Twenty-First Century Fox with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32352, or its CIK Code: 0001308161. Twenty-First Century Fox’s website is http://www.21cf.com. Twenty-First Century Fox’s common stock is listed on the NASDAQ under the ticker symbol “FOX.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	FOX UW <Equity>
Current Equity Closing Price:	$32.25
Closing Price 52 Weeks ago (on September 10, 2012):	$21.50
52 Week High Closing Price (on August 8, 2013):	$32.83
52 Week Low Closing Price (on November 15, 2012):	$20.81

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $32.25. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Visa Inc.	High	Low	Period End
2009
First Quarter	$9.27	$4.99	$6.80
Second Quarter	$10.66	$7.06	$9.33
Third Quarter	$12.75	$8.36	$12.35
Fourth Quarter	$14.28	$11.69	$14.05
2010
First Quarter	$15.16	$12.85	$15.02
Second Quarter	$16.42	$12.23	$12.23
Third Quarter	$14.06	$11.90	$13.30
Fourth Quarter	$14.67	$13.28	$14.50
2011
First Quarter	$16.54	$14.07	$16.44
Second Quarter	$16.77	$14.76	$15.96
Third Quarter	$16.37	$12.37	$13.76
Fourth Quarter	$16.15	$13.43	$16.05
2012
First Quarter	$18.09	$16.38	$17.63
Second Quarter	$19.88	$16.54	$19.88
Third Quarter	$22.27	$19.18	$21.89
Fourth Quarter	$23.17	$20.81	$23.17
2013
First Quarter	$27.44	$23.54	$27.16
Second Quarter	$29.71	$26.96	$28.98
Third Quarter (through September 10, 2013)	$32.83	$29.34	$32.25

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Twenty-First Century Fox – Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Union Pacific Corporation

According to publicly available information, Union Pacific Corporation (“Union Pacific”) is engaged in the transportation business. Union Pacific’s operating company, Union Pacific Railroad Company, links 23 states in the western two-thirds of the United States. Union Pacific Railroad Company’s business includes agricultural products, automotive, chemicals, coal, industrial products and intermodal. Union Pacific Railroad Company links Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways, connects with Canada’s rail systems and provides several corridors to Mexican gateways. The freight traffic consists of bulk, manifest and premium business. Bulk traffic consists of coal, grain, rock or soda ash in unit trains. Manifest traffic is individual carload or less than train-load business, including commodities, such as lumber, steel, paper and food. The transportation of finished vehicles and intermodal containers is part of the premium business. Information filed by Union Pacific with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06075, or its CIK Code: 0000100885. Union Pacific’s website is http://www.up.com. Union Pacific’s common stock is listed on the New York Stock Exchange under the ticker symbol “UNP.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	UNP UN <Equity>
Current Equity Closing Price:	$157.25
Closing Price 52 Weeks ago (on September 10, 2012):	$122.86
52 Week High Closing Price (on August 2, 2013):	$167.37
52 Week Low Closing Price (on November 14, 2012):	$117.86

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $157.25. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Union Pacific Corporation	High	Low	Period End
2009
First Quarter	$54.01	$33.62	$41.11
Second Quarter	$54.36	$41.60	$52.06
Third Quarter	$63.61	$48.89	$58.35
Fourth Quarter	$66.23	$55.06	$63.90
2010
First Quarter	$74.00	$60.50	$73.30
Second Quarter	$77.65	$67.94	$69.51
Third Quarter	$82.30	$67.43	$81.80
Fourth Quarter	$94.55	$80.03	$92.66
2011
First Quarter	$99.02	$91.47	$98.33
Second Quarter	$104.97	$95.35	$104.40
Third Quarter	$106.76	$81.67	$81.67
Fourth Quarter	$105.94	$79.83	$105.94
2012
First Quarter	$116.11	$106.80	$107.48
Second Quarter	$119.31	$104.98	$119.31
Third Quarter	$128.43	$116.29	$118.70
Fourth Quarter	$127.16	$117.46	$125.72
2013
First Quarter	$142.41	$128.46	$142.41
Second Quarter	$159.91	$135.76	$154.28
Third Quarter (through September 10, 2013)	$163.37	$153.54	$157.25

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Union Pacific Corporation — Daily Closing Prices January 3, 2000 to September 10, 2013

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

United Technologies Corporation

According to publicly available information, United Technologies Corporation (“United Technologies”) provides technology products and services to the building systems and aerospace industries. United Technologies operating units include businesses with operations throughout the world. It operates in five segments: Otis; UTC Climate Controls & Security; Pratt & Whitney; Hamilton Sundstrand; and Sikorsky. Otis is a provider of elevators, escalators, moving walkways and services. UTC Climate, Controls & Security is a provider of heating, ventilating, air conditioning and refrigeration systems including controls for residential, commercial, industrial and transportation applications, and a provider of fire and special hazard detection and suppression systems, firefighting equipment, security, monitoring and rapid response systems and service, and security personnel services. Pratt & Whitney is a provider of commercial, military, business jet and general aviation aircraft engines, parts and services, industrial gas turbines, geothermal power systems and space propulsion. Hamilton Sundstrand is a provider of aerospace, industrial, and aftermarket services. Sikorsky is a provider of military and commercial helicopters, aftermarket helicopter, and aircraft parts and services. Information filed by United Technologies with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00812, or its CIK Code: 0000101829. United Technologies’ website is http://www.utc.com. United Technologies’ common stock is listed on the New York Stock Exchange under the ticker symbol “UTX.”

Information as of market close on September 10, 2013:

Bloomberg Ticker Symbol:	UTX UN <Equity>
Current Equity Closing Price:	$106.26
Closing Price 52 Weeks ago (on September 10, 2012):	$78.61
52 Week High Closing Price (on August 2, 2013):	$107.77
52 Week Low Closing Price (on November 14, 2012):	$74.65

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 2, 2009 through September 10, 2013. The closing price of the basket equity on September 10, 2013 was $106.26. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to September 10, 2013. We obtained the information in the table and graph from Bloomberg Professional Service® (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

United Technologies Corporation	High	Low	Period End
2009
First Quarter	$54.95	$37.56	$42.98
Second Quarter	$56.49	$43.88	$51.96
Third Quarter	$63.23	$49.43	$60.93
Fourth Quarter	$70.49	$59.63	$69.41
2010
First Quarter	$74.13	$65.40	$73.61
Second Quarter	$76.93	$63.22	$64.91
Third Quarter	$73.39	$64.29	$71.23
Fourth Quarter	$79.52	$70.53	$78.72
2011
First Quarter	$85.21	$78.33	$84.65
Second Quarter	$90.00	$81.70	$88.51
Third Quarter	$91.39	$67.44	$70.36
Fourth Quarter	$79.83	$69.36	$73.09
2012
First Quarter	$86.89	$73.90	$82.94
Second Quarter	$82.73	$70.88	$75.53
Third Quarter	$82.45	$71.84	$78.29
Fourth Quarter	$83.17	$74.65	$82.01
2013
First Quarter	$93.59	$83.55	$93.43
Second Quarter	$97.55	$91.05	$92.94
Third Quarter (through September 10, 2013)	$107.77	$93.80	$106.26

PLUS Based on the Value of a Basket of Equities due on or about November 4, 2014

United Technologies Corporation – Daily Closing Prices January 3, 2000 to September 10, 2013